UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

ACQUICOR TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4910 Birch St., Suite 102
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 759-3434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 26, 2006, Acquicor Technology Inc., a Delaware corporation (“Acquicor”), and its wholly-owned subsidiary, Joy Acquisition Corp., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jazz Semiconductor, Inc., a Delaware corporation (“Jazz”), and TC Group, L.L.C., as stockholders’ representative (the “Stockholders’ Representative”), pursuant to which Merger Sub will merge with and into Jazz (the “Merger”). At the effective time of the Merger, Jazz will be the surviving corporation and will become a wholly-owned subsidiary of Acquicor.

The Merger is expected to be consummated (the “Closing”) during the first quarter of 2007, subject to obtaining the required approval of Acquicor’s stockholders and the satisfaction of certain other conditions, as discussed in greater detail in the Merger Agreement.

Consideration

Under the terms of the Merger Agreement, upon the Closing Acquicor will pay cash in an amount equal to $260 million in exchange for all of the outstanding equity of Jazz (including all outstanding stock options), reduced by: (i) a payment in the amount of $16.3 million to be made by Jazz to Conexant Systems, Inc. (“Conexant”) to redeem 7,583,501 shares of Jazz’s Class B Common Stock (the “Jazz Common Stock”) held by Conexant and as consideration for an amendment to the Wafer Supply Termination Agreement, dated as of June 26, 2006, by and between Jazz and Conexant eliminating Jazz’s obligation to issue additional shares of Jazz Common Stock to Conexant; (ii) the amount of retention and stay bonus payments to be made to certain Jazz employees in an aggregate amount not to exceed $6.75 million; and (iii) transaction expenses incurred by Jazz in connection with the Merger. The purchase price is also subject to a possible decrease of up to $4.5 million and a possible increase of up to $4.5 million plus $50,000 per day for each day after March 31, 2007 until the Closing, based on the working capital position of Jazz as of the Closing. In addition, following the Closing, Acquicor may become obligated to pay additional amounts to former stockholders of Jazz if Jazz realizes proceeds in excess of $10 million from its investment in Shanghai Hua Hong NEC Electronics Co., Ltd. from certain specified events occurring during the first three years following the Closing. In such case, Acquicor will pay an amount equal to 50% of the amount (if any) by which such proceeds exceed $10 million to Jazz’s former stockholders. Acquicor will not assume any Jazz stock options and any Jazz stock options will be canceled at the Closing.

Fairness Opinion

On September 25, 2006, Needham & Company, LLC delivered a written opinion to Acquicor’s board of directors, stating that, as of such date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the consideration to be paid by Acquicor pursuant to the Merger Agreement is fair to Acquicor from a financial point of view.

Escrow Funds

At the Closing up to $31.75 million of the purchase price will be placed in escrow. Up to $4 million of the amount will be held in a working capital adjustment escrow fund to secure the possible entitlement of Acquicor to any post-Closing reductions to the purchase price based on the working capital position of Jazz as of the Closing. $20 million of the amount will be held in an indemnity escrow fund to secure the indemnification obligations of Jazz’s stockholders to Acquicor for any breaches of Jazz’s representations, warranties, covenants and obligations under the Merger Agreement, with up to $7 million of such escrow amount subject to release to Jazz’s former stockholders following receipt by Acquicor of Jazz’s audited financial statements for the fiscal year ended December 31, 2006 and the remaining $13 million subject to release to Jazz’s former stockholders on the date 18 months after the Closing, subject to any indemnification claims made by Acquicor prior to such dates. In addition, up to $6.75 million of the amount held in escrow will be used to fund obligations by Jazz to make retention and stay bonus payments following the Closing to certain of its employees. Finally, $1 million of the amounts otherwise distributable to Jazz’s stockholders will be distributed to and held by the Stockholders’ Representative to fund its expenses in managing indemnification claims and post-Closing purchase price adjustments.

Representations and Warranties

The Merger Agreement contains representations of Jazz relating to, among other things, (a) proper corporate organization, subsidiaries and similar corporate matters, (b) organizational documents and records, (c) capital structure, (d) financial statements and financial controls, (e) absence of certain changes from March 31, 2006 to September 26, 2006, (f) assets necessary for the conduct of the business, (g) bank accounts, (h) holding of equipment and real property leases, (i) intellectual property rights, (j) contracts, (k) absence of undisclosed liabilities, (l) compliance with legal requirements and governmental authorization, (m) compliance with laws governing business practices, (n) taxes, (o) employee and employee benefits matters, (p) environmental matters, (q) insurance, (r) related party transactions, (s) absence of litigation, (t) requisite Jazz stockholder approval of the Merger, (u) non-contravention of laws and Jazz’s material agreements, (v) financial advisory fees, (w) transaction expenses, and (x) information provided for Acquicor’s proxy statement disclosure.

The Merger Agreement also contains representations of Acquicor relating to, among other things, (a) the authorization, performance and enforceability of the Merger Agreement, (b) proper corporate organization and similar corporate matters, (c) noncontravention of laws and Acquicor’s material agreements, (d) requisite Acquicor stockholder approval of the Merger, (e) financial advisory fees, and (f) financing commitment letters.

Covenants

Acquicor and Jazz have each agreed in the Merger Agreement to take such actions as are necessary, proper or advisable to consummate the Merger. Jazz has also agreed (a) to provide Acquicor access to certain information, (b) to continue to operate its business in the ordinary course consistent with the operation of the business prior to the execution of the Merger Agreement and not to take certain specified actions without the prior written consent of Acquicor, (c) to notify Acquicor of the occurrence of certain events, (d) not to pursue any other acquisition or similar transaction, and (e) to cease all activities in connection with Jazz’s initial public offering.

Conditions to Closing

Under the Merger Agreement, the obligations of the parties to consummate the Merger are subject to certain closing conditions including, among other things, obtaining Acquicor’s stockholder approval, the expiration of any waiting period under the Hart-Scott-Rodino Act and Acquicor obtaining at least $65 million of debt financing on the terms and conditions set forth in the commitment letter, dated September 26, 2006, provided to Acquicor by Wachovia Capital Finance Corporation (Western) and Wachovia Capital Markets, LLC (collectively referred to, as “Wachovia”). In addition, the Merger Agreement sets forth a number of other conditions to the obligations of each party to consummate the Merger, including the accuracy of the other party’s representations and warranties in the Merger Agreement, and the compliance by the other party with their covenants and obligations under the Merger Agreement. Other conditions to the obligations of the parties to consummate the Merger include, among other things, that no Material Adverse Effect (as defined in the Merger Agreement) shall have occurred and that certain ancillary agreements shall have been delivered.

Indemnification

The Merger Agreement provides that the representations, warranties, covenants and obligations of Jazz under the Merger Agreement will survive the Closing until the date that is eighteen months after the Closing. The Merger Agreement further provides that after the Closing, except in the case of fraud, Acquicor’s sole remedy for any breach of Jazz’s representations, warranties, covenants and obligations under the Merger Agreement shall be its rights to indemnification from the $20 million indemnity escrow fund established under the Merger Agreement. Subject to limited exceptions, Acquicor will only be entitled to receive damages based on claims for indemnification once such damages exceed $1.7 million in the aggregate, at which time all damages (including the first $1.7 million of such damages) will be required to be paid to Acquicor, up to the entire amount then remaining in the indemnity escrow fund. The Merger Agreement also provides that Acquicor may become entitled to indemnity for certain matters without regard to the $1.7 million threshold.

Termination

The Merger Agreement may be terminated prior to the Closing, as follows:

•	by mutual consent of Acquicor and Jazz;

•
subject to certain limitations, by either Acquicor or Jazz if (i) the SEC has notified Acquicor that it has no further comments to Acquicor’s proxy statement on or before February 14, 2007 and the Closing has not occurred on or prior to March 31, 2007, (ii) the SEC has notified Acquicor that it has no further comments on Acquicor’s proxy statement after February 14, 2007 but on or before March 15, 2007 and the Closing has not occurred on or before April 30, 2007 or (iii) the SEC has notified Acquicor that it has no further comments on Acquicor’s proxy statement after March 15, 2007 and the Closing has not occurred on or before May 31, 2007;

•
subject to certain limitations, by either Acquicor or Jazz if: (i) Acquicor’s stockholders’ meeting (including any adjournments and postponements thereof) has been held and completed and Acquicor’s stockholders have taken a final vote on the proposal to approve the Merger, and (ii) the Merger is not approved at Acquicor’s stockholders’ meeting (and has not been approved at any adjournment or postponement thereof) by the required vote;

•
by Jazz, if, prior to the Merger having been approved at Acquicor’s stockholders’ meeting (or at any adjournment or postponement thereof) by the required vote of Acquicor’s stockholders, (i) Acquicor receives a written communication from Needham & Company, LLC, withdrawing or adversely modifying its fairness opinion, or (ii) Acquicor’s board of directors withdraws its recommendation that the stockholders of Acquicor vote in favor of the adoption of the Merger Agreement or adversely modifies its recommendation in certain aspects;

•
by Acquicor if: (i) any representation or warranty of Jazz contained in the Merger Agreement is inaccurate or has been breached as of the date of the Merger Agreement, or becomes inaccurate or is breached as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date), such that Acquicor’s closing condition associated with the accuracy of Jazz’s representations and warranties would not be satisfied; or (ii) any of the covenants or obligations of Jazz contained in the Merger Agreement has been breached in any material respect, subject to certain cure provisions set forth in the Merger Agreement;

•
by Jazz if: (i) any representation or warranty of Acquicor contained in the Merger Agreement is inaccurate or has been breached as of the date of the Merger Agreement, or becomes inaccurate or is breached as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date), such that Jazz’s closing condition associated with the accuracy of Acquicor’s representations and warranties would not be satisfied; or (ii) if any of Acquicor’s or Merger Sub’s covenants or obligations contained in the Merger Agreement has been breached in any material respect, subject to certain cure provisions set forth in the Merger Agreement;

•
by Acquicor if: (i) any Material Adverse Effect (as defined in the Merger Agreement) with respect to Jazz has occurred; or (ii) any event has occurred or circumstance exists that, in combination with any other events or circumstances, would reasonably be expected to have or result in such a Material Adverse Effect;

•
by either Acquicor or Jazz if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

•
by Jazz during the 15-day period commencing on the date 21 days after the date on which the commitment letter provided by Wachovia is terminated, revoked or amended such that the aggregate amount of financing contemplated by the commitment letter to be loaned to Acquicor or Jazz at the Closing decreases below $40 million, if on or prior to the date of such termination, Acquicor has failed to obtain one or more replacement financing commitments resulting in the aggregate amount of financing contemplated by all of Acquicor’s outstanding financing commitments (other than loans of current Jazz stockholders to be lent to Acquicor or Jazz at Closing) being at least $40 million; or

•
by Jazz if Acquicor’s preliminary proxy statement is not filed with the SEC in a form that substantially complies with Regulation 14A promulgated under the Securities Exchange Act of 1934 on or before October 24, 2006, provided that the failure to file the preliminary proxy statement is not the result of certain factors beyond the control of Acquicor.

In the event the Merger Agreement is terminated, no party shall be relieved of any liability for any intentional breach of any covenant or obligation of such party under the Merger Agreement.

Financing

Acquicor received a commitment letter from Wachovia on September 26, 2006, with respect to a three year senior secured revolving credit facility in the amount of $65 million, subject to borrowing base restrictions and other terms and conditions described in the commitment letter. Acquicor intends to use the revolving credit at the Closing to finance a portion of the purchase price with any excess proceeds used to provide working capital to the operations of Jazz. Up to $5 million of the facility, subject to borrowing base restrictions and other terms described in the commitment letter, will be available for the issuance of letters of credit. The borrower will be Jazz under the terms of the facility.

In addition, in the event that Wachovia or one or more other third parties provides at least $35 million of debt or equity financing to Acquicor at the Closing, and the proceeds of all available third party financing together with the proceeds available to Acquicor from its trust account are less than the amount payable by Acquicor at the Closing, after using all cash on Acquicor’s balance sheet immediately prior to the Closing in excess of $20 million, then the current stockholders of Jazz have agreed to fund such shortfall in an amount not to exceed $80 million on the terms set forth in the Merger Agreement (the “Stockholder Loan”). In the event that the Stockholder Loan is made, the amount to be held in the indemnity escrow fund shall be reduced by the amount of the Stockholder Loan.

Stockholder Support Agreement

On September 26, 2006, following the execution and delivery of the Merger Agreement, certain key stockholders of Jazz holding a sufficient number of shares to approve the adoption of the Merger Agreement under Delaware law executed and delivered a written consent adopting the Merger Agreement and approving the Merger. In connection with the execution of the Merger Agreement, such key stockholders also entered into a stockholder support agreement in favor of Acquicor restricting their ability to transfer their shares, requiring such stockholders to support the Merger and restricting the ability of such stockholders to vote in favor of similar transactions with other parties.

The foregoing descriptions of the agreements described herein do not purport to be complete and are qualified in their entirety by reference to the agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide Acquicor’s investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Acquicor or Jazz. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Acquicor’s public disclosures.

Forward Looking Statements

This Current Report on Form 8-K, and other statements Acquicor may make, including statements about the benefits of the Merger, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Acquicor’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Acquicor’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Acquicor’s filings with the SEC. Acquicor’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the Merger is uncertain and could be affected by many factors, including, without limitation, the following: (1) the scope and timing of SEC and other regulatory agency review, (2) Jazz’s future financial performance and (3) general economic and financial market conditions.

Additional Information and Where to Find It

In connection with the proposed Merger and required stockholder approval, Acquicor intends to file with the SEC a proxy statement on Schedule 14A which will be mailed to the stockholders of Acquicor. INVESTORS AND SECURITY HOLDERS OF ACQUICOR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed Merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about Acquicor, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and the other materials at www.acquicor.com, or obtain copies of such material by request to Acquicor’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

Participants in the Solicitation

Acquicor and its officers and directors may be deemed to have participated in the solicitation of proxies from Acquicor's stockholders in favor of the adoption of the Merger Agreement and the approval of the Merger. Information concerning Acquicor's directors and executive officers is set forth in the publicly filed documents of Acquicor. Acquicor stockholders may obtain more detailed information regarding the direct and indirect interests of Acquicor and its directors and executive officers in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, once they are filed with the SEC.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in Acquicor’s initial public offering, and Paul A. Pittman, a consultant to Acquicor and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from Acquicor’s stockholders in favor of the adoption of the Merger Agreement and the approval of the Merger. Acquicor stockholders may obtain information concerning the direct and indirect interests of such parties in the Merger by reading the preliminary and definitive proxy statements regarding the Merger.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1
Agreement and Plan of Merger, dated as of September 26, 2006, by and among Acquicor Technology Inc., Joy Acquisition Corp., Jazz Semiconductor, Inc. and T.C. Group, L.L.C., as the stockholders’ representative.

10.2	Commitment Letter, dated September 26, 2006, by and among Wachovia Capital Finance Corporation (Western), Wachovia Capital Markets, LLC and Acquicor Technology Inc.

10.3
Stockholder Support Agreement dated as of September 26, 2006, by and among Acquicor Technology Inc., Conexant Systems, Inc., RF Micro Devices, Inc., Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle High Yield Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Acquicor Technology Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUICOR TECHNOLOGY INC.

Dated: September 29, 2006	By:	/s/ Gilbert F. Amelio
Gilbert F. Amelio, Ph.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Agreement and Plan of Merger, dated as of September 26, 2006, by and among Acquicor Technology Inc., Joy Acquisition Corp., Jazz Semiconductor, Inc. and T.C. Group, L.L.C., as the stockholders’ representative.

10.2	Commitment Letter, dated September 26, 2006, by and among Wachovia Capital Finance Corporation (Western), Wachovia Capital Markets, LLC and Acquicor Technology Inc.

10.3
Stockholder Support Agreement dated as of September 26, 2006, by and among Acquicor Technology Inc., Conexant Systems, Inc., RF Micro Devices, Inc., Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle High Yield Partners, L.P.